Zebra Technologies to Acquire Matrox Imaging, Broadening Its Portfolio of Machine Vision Solutions

Acquisition supports company’s objective to help customers automate and digitize workflows

LINCOLNSHIRE, Ill. and MONTREAL, Quebec – March 15, 2022 – Zebra Technologies (NASDAQ: ZBRA), an innovator at the front line of business with solutions and partners that deliver a performance edge, today announced it intends to acquire Matrox Imaging (Matrox Electronic Systems Ltd.), a proven developer of advanced machine vision components and systems. This acquisition further expands Zebra’s offerings in the fast-growing automation and vision technology solution space. Last year, Zebra introduced its fixed industrial scanning and machine vision portfolio and acquired Adaptive Vision and Fetch Robotics.

Matrox Imaging offers platform-independent software, software development kits (SDKs), smart cameras, 3D sensors, vision controllers, input/output (I/O) cards, and frame grabbers which are used to capture, inspect, assess, and record data from industrial vision systems in factory automation, electronics and pharmaceutical packaging, semiconductor inspection, and more. These capabilities enable industrial customers to lower their cost to manufacture products, improve product quality, and increase compliance and yield.

“Customers are increasingly deploying automated solutions to augment their front-line workers, enabling them to focus on more complex, higher value workflows, and machine vision is a key technology to help them get there,” said Anders Gustafsson, Chief Executive Officer of Zebra Technologies. “This acquisition enables us to meet our customer’s evolving needs, regardless of where they are on their automation journey—from capturing and analyzing data to facilitate decision-making to deploying physical automation solutions to accelerate the production and movement of goods and materials. We are excited to welcome the Matrox Imaging team to the Zebra family.”

The acquisition of Matrox Imaging expands the portfolio of machine vision products, software and services Zebra can offer customers to help them thrive in the on-demand economy that is constrained by both labor shortages and limited supply of upstream goods and materials. Matrox Imaging’s solutions complement Zebra’s recently launched fixed industrial scanning and machine vision portfolio as well as significantly augment Zebra’s growing expertise in software, machine learning and deep learning.

“The combination of Matrox Imaging’s technical expertise with the global footprint of Zebra Technologies presents an opportunity for Matrox Imaging to accelerate its long-term strategic plan,” said Lorne Trottier, President and Co-Founder of Matrox. “With its complementary machine vision and fixed industrial scanning portfolio, Zebra Technologies will be an excellent home for Matrox Imaging.”

Operations leaders within the automotive, pharmaceutical, electronics and food & beverage industries stand to gain the most from this exciting new combination. According to Zebra’s recent Pharmaceutical Supply Chain Vision Study, 96% of decision-makers agree supply chain visibility provides a clear competitive advantage while 93% of food & beverage decision-makers surveyed for our Food Safety Supply Chain Vision Study plan on increasing investments in food monitoring technology in the next few years.

Zebra expects to fund the $875 million purchase price with a combination of cash on hand along with fully committed financing under its credit facility. The transaction is subject to customary closing conditions, including regulatory approval and is expected to close in 2022. Matrox Imaging generates annual sales of approximately $100 million with a higher profit margin profile than Zebra.

Osler, Hoskin & Harcourt LLP is serving as legal counsel and UBS Investment Bank is serving as financial advisor to Zebra. Stikeman Elliott LLP is acting as legal counsel and Evercore is acting as financial advisor to Matrox Imaging.

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ABOUT MATROX IMAGING
Matrox Imaging is an established and trusted supplier to top OEMs and integrators involved in machine vision, image analysis, and medical imaging industries. The components consist of smart cameras, 3D sensors, vision controllers, I/O cards, and frame grabbers, all designed to provide optimum price-performance within a common software environment. For more information, visit matrox.com/imaging.

ABOUT ZEBRA TECHNOLOGIES
Zebra (NASDAQ: ZBRA) empowers organizations to thrive in the on-demand economy by making every front-line worker and asset at the edge visible, connected and fully optimized. With an ecosystem of more than 10,000 partners across more than 100 countries, Zebra serves customers of all sizes – including 94% of the Fortune 100 – with an award-winning portfolio of hardware, software, services and solutions that digitize and automate workflows. Supply chains are more dynamic, customers and patients are better served, and workers are more engaged when they utilize Zebra innovations that help them sense, analyze and act in real time. Zebra recently expanded its industrial automation portfolio with its Fetch Robotics acquisition and increased its machine vision and AI software capabilities with the acquisitions of Adaptive Vision and antuit.ai. Zebra is #25 on Newsweek’s inaugural list of America’s 100 Most Loved Workplaces and #79 on Forbes’ list of America’s 500 Best Midsize Employers. Learn more at www.zebra.com or sign up for news alerts. Follow Zebra’s Your Edge blog, LinkedIn, Twitter and Facebook, and check out our Story Hub: Zebra Perspectives.

Investor Contact:
Mike Steele, CFA, IRC
Zebra Technologies
+1-847-793-6707
msteele@zebra.com

Media Contact:
Therese Van Ryne
Zebra Technologies
+1-847-370-2317
therese.vanryne@zebra.com

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